Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael L. Schmickle	Investor Relations:
EVP & Chief Financial Officer	Investorrelations@workflowmanagement.com
Workflow Management, Inc.	(561) 659-6551 ext. 461
(561) 659-6551 ext. 302

WORKFLOW MANAGEMENT, INC.

ENTERS INTO AGREEMENT TO BE ACQUIRED

•	Workflow enters into a definitive agreement to be acquired by Perseus, L.L.C. and The Renaissance Group, LLC for $4.87 per share

•	Credit facility amendment and limited waiver with consent to merger agreement

Palm Beach, FL—February 2, 2004—Workflow Management, Inc. (NASDAQ: WORK) today announced that, by vote of all of its non-management directors, it has entered into both a definitive agreement to be acquired by Perseus, L.L.C. and The Renaissance Group, LLC and an amendment and limited waiver to the Company’s existing credit facility.

Agreement to be Acquired

Workflow Management has entered into a definitive agreement pursuant to which WF Holdings, Inc., an entity formed and controlled by Perseus, L.L.C. (“Perseus”) and The Renaissance Group, LLC (“Renaissance”), will acquire the Company for $4.87 per share in cash. The Company will continue to operate as a leading provider of end-to-end print solutions throughout the United States, Canada and Puerto Rico.

Perseus is a private equity firm based in Washington, D.C. and New York, New York, with over $2.0 billion of capital under management. Renaissance, an investment firm based in Denver, Colorado, was founded and is controlled by Greg Mosher, an executive with over 25 years of business experience in a wide range of industries.

The transaction is subject to the approval of the Company’s stockholders and the satisfaction of various closing conditions, including a financing condition and a limitation on the Company’s net debt at closing. Financing commitment letters have been obtained by the purchasers with respect to all financing necessary to consummate the transaction, subject to the satisfaction of certain conditions. The transaction is expected to close as soon as possible, but not later than April 30, 2004.

Gerald F. Mahoney, the Company’s Chairman of the Board commented, “The Board of Directors explored numerous alternatives to address our credit facility obligations that mature in 2004, including a strategic sale, high yield debt offering and a variety of alternative financing scenarios. After considering these alternatives carefully, and after conducting a comprehensive auction process that resulted in Perseus and Renaissance submitting the highest offer to purchase the Company, the Board concluded that the opportunity presented by Perseus and Renaissance is in the best interests of our stockholders.”

Mr. Mosher of Renaissance stated, “Workflow Management is one of the leading providers of end-to-end print solutions in North America, with a strong brand name, enviable customer base and leading edge product and services offering. As a privately held company, and with a solid capital structure and new infusion of equity, Workflow will be able to expand upon its current business platform, better serve its customers and expand into new markets. We anticipate a seamless transition of ownership, with no interruption to our relationships with customers, vendors and other business constituents.”

Jefferies & Company, Inc. is acting as the Company’s financial advisor and has rendered a fairness opinion in connection with the transaction.

Credit Facility Amendment

Workflow Management also announced today that it has entered into an amendment to its credit facility with its senior lenders that consents to the acquisition by Perseus and Renaissance, provides limited interest rate relief, defers certain fees and warrant vesting, and provides for the waiver of certain financial covenant defaults caused by the recent Chapter 11 bankruptcy filing by one of the Company’s largest customers, KB Toys, Inc., which owes the Company approximately $5 million. The limited default waiver and other lender accommodations under the credit facility amendment expire automatically if the merger agreement with Renaissance and Perseus is terminated for any reason or if the transaction otherwise is not consummated by April 30, 2004, or in certain circumstances, March 31, 2004.

Further, Mr. Mahoney commented, “We are very appreciative of the cooperation our lenders have provided which facilitated our agreement with Perseus and Renaissance, and in particular, their willingness to grant us the time, flexibility and waivers to financial covenants necessary to consummate the merger.”

About Workflow Management, Inc.

Workflow Management, a leading provider of end-to-end print solutions with consolidated revenues of $622.7 million for its fiscal year ended April 30, 2003, employs approximately 2,700 persons and operates throughout the United States, Canada and Puerto Rico with 52 sales offices, 12 manufacturing facilities, and 14 warehouses and distribution centers. Company management believes that the Company’s services, from production of logo-imprinted promotional items to multi-color annual reports, have a reputation for reliability and innovation. Workflow’s complete set of solutions includes document design and production consulting; full-service print manufacturing; warehousing and fulfillment; and one of the industry’s most comprehensive e-procurement, management and logistics systems. Through custom combinations of these services, the Company can deliver substantial savings to customers—eliminating much of the hidden cost in the print supply chain. By outsourcing print-related business processes to Workflow Management, customers may streamline their operations and focus on their core business objectives. For more information, go to the Company’s website at www.workflowmanagement.com.

About Perseus, L.L.C.

Perseus, L.L.C. is a merchant bank and private equity fund management company with offices in Washington D.C. and New York City. Since its inception in 1995, Perseus has managed over $2.0 billion in committed capital across several private equity funds focused on leveraged buyout, growth equity and venture capital investments. Frequently partnering with entrepreneurial managers, Perseus generally invests in companies in which it can participate actively in the company’s strategic planning, operations and development, and thereby add significant value to its investment. Additional information about Perseus is available at www.perseusllc.com.

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include: risks associated with the inability to consummate the transaction with Renaissance and Perseus, including our ability to satisfy certain closing conditions in the definitive merger agreement, including in particular the limitation on our net debt at closing, the ability of Renaissance and Perseus to obtain definitive financing necessary to consummate the transaction and the risks associated with being in breach of our credit facility if the merger agreement is terminated; risks associated with our debt service and our ability to comply with the terms and covenants of our credit agreement with our lenders; risks associated with refinancing our existing debt obligations if we fail to consummate the transaction; economic downturns; changes in customer purchasing patterns; risks associated with future growth; change in customer preferences and trends away from print; risks associated with foreign and international business; disruptions in product supplies; decreased availability and increased cost of paper; competition in our markets; loss of key members of our management team; reliance on third parties for maintaining our management information systems; concentration of the Company’s common stock; and volatility of the Company’s common stock. The information included in this press release is operative as of this date only. Workflow Management, Inc. does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Workflow Management, Inc. will refrain from updating projections made in this press release unless it does so through means that are designed to provide broad distribution of the information to the public.

Statements regarding the expected date of completion of the transaction are subject to the risk that the closing conditions will not be satisfied, including the risk that the required financing will not be obtained or that our stockholders will not approve the transaction and that the transaction will not be consummated.

Investors and security holders are urged to read the proxy statement regarding the merger when it becomes available because it will contain important information. The proxy statement will be filed with the Securities and Exchange Commission by Workflow Management, Inc. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Workflow Management, Inc. at the SEC’s web site at www.sec.gov. The proxy statement may also be obtained free from the Company.

Workflow and its directors, executive officers, and certain employees may be deemed participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Workflow’s stockholders and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.

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